                                                              EXHIBIT (6)(a)(ii)
                                                        DATED: DECEMBER 16, 1996
                                   Schedule A
                                     to the
                             Distribution Agreement
                    between The Parkstone Group of Funds and
                BISYS Fund Services Limited Partnership (formerly
                    The Winsbury Company Limited Partnership)
                              Dated October 1, 1993

Name of Fund                                                                            Date
------------                                                                            ----
Parkstone U.S. Government Obligations Fund                                              October 1, 1993
Parkstone Prime Obligations Fund
Parkstone Tax-Free Fund
Parkstone Mid Capitalization Fund (formerly known as the
  Parkstone Equity Fund)
Parkstone Small Capitalization Fund
Parkstone Equity Income Fund (formerly known as the
  Parkstone High Income Equity Fund)
Parkstone Bond Fund
Parkstone Limited Maturity Bond Fund
Parkstone Intermediate Government Obligations Fund
Parkstone Municipal Bond Fund
Parkstone Michigan Bond Fund
Parkstone Balanced Allocation Fund (formerly known as the
  Parkstone Balanced Fund)
Parkstone U.S. Government Income Fund
Parkstone International Discovery Fund
Parkstone Treasury Fund
Parkstone Municipal Investor Fund

Parkstone Emerging Markets Funds                                                         February 10, 1995

Parkstone Large Capitalization Fund                                                      November 8, 1995

Parkstone Conservative Allocation Fund                                                   December 16, 1996
Parkstone Aggressive Allocation Fund


                             THE PARKSTONE GROUP OF FUNDS

                             By:       /s/ Scott A. Englehart
                                      ------------------------------------
                                      Scott A. Englehart
                                      President

                             BISYS FUND SERVICES LIMITED PARTNERSHIP
                             (formerly The Winsbury Company Limited Partnership)

                             By:      BISYS FUND SERVICES, INC.
                                      General Partner

                             By:       /s/ Stephen G. Mintos
                                      ------------------------------------
                                      Stephen G. Mintos
                                      Executive Vice President

                                       A-1